Lightbridge Announces Profitable Second Quarter 2005 Financial Results
Company Exceeds Revenue and EPS Guidance
Record Breaking Quarter for Authorize.Net
Company Completes Sale of INS Business to VeriSign, Inc.
Burlington, MA — July 27, 2005 — Lightbridge, Inc. (NASDAQ: LTBG), a leading e-commerce, analytics and decisioning company, today reported financial results for the second quarter ended June 30, 2005.
The results discussed below exclude the Company’s Intelligent Network Solutions (INS) Business results, which for the quarter have been reported as a discontinued operation. In connection with the sale of the INS Business, the Company recorded a gain of approximately $12.7 million.
Revenue from continuing operations for the second quarter of 2005 was $26.6 million compared to $32.1 million for the second quarter of 2004. This represents a decrease of 17% over the prior year due primarily to lower revenue from Telecom Decisioning Services (TDS) clients and Lightbridge’s exit from its Fraud Centurion and RMS product lines. Authorize.Net revenue for the second quarter of 2005 was a record $10.7 million, an increase of 32% over the $8.1 million reported in the second quarter of 2004.
The Company reported net income including discontinued operations of $15.6 million, or $0.58 per diluted share, for the second quarter of 2005 versus net income including discontinued operations of $573,000, or $0.02 per diluted share, for the comparable period of 2004. Included in net income for the second quarter of 2005 is a gain of $12.7 million related to the sale of the INS Business. The Company reported net income from continuing operations of $2.3 million, or $0.08 per diluted share, for the second quarter of 2005, versus net income of $1.1 million, or $0.04 per diluted share, for the comparable period of 2004.
Total revenue from continuing operations for the first six months of 2005 was $53.7 million compared to $55.9 million for the first six months of 2004. Net income for the first six months of 2005 was $14.9 million, or $0.55, compared to a net loss of $168,000, or $(0.01), per diluted share, for the comparable period of 2004. Net income from continuing operations for the first six months of 2005 was $2.5 million, or $0.09, versus net income of $191,000, or $0.01, per diluted share, for the first six months of 2004.

Lightbridge Announces Second Quarter 2005 Financial Results — Page 2
Income from discontinued operations totaled $13.4 and $12.5 million for the quarter and six months ended June 30, 2005, respectively, versus losses of $525,000 and $359,000 for the comparable periods in the prior year. Included in the 2005 discontinued operations is an after tax gain of $12.7 million resulting from the sale of the INS Business.
“We are very pleased with the performance of our Authorize.Net and TDS businesses, our profitability, and our continued efforts to increase productivity and contain costs,” said Bob Donahue, president and CEO of Lightbridge. “Authorize.Net’s performance against key metrics exceeded our expectations and continues to reflect the strong growth in card-not-present (CNP) environments. We are seeing increasing interest in other transaction environments such as MO/TO, mobile commerce and brick and mortar retailers. As Authorize.Net’s reach into these transaction environments grows through partnerships and solution integrations, we will be poised to accelerate our growth and take advantage of the foundation we are putting in place today.”
Donahue continued, “As we enter the second half of 2005, we plan to continue to focus on execution of our growth strategy and delivering shareholder value.”
Select Highlights
•	Lightbridge announced the launch of a new online integration center designed to help developers and third party solution providers integrate quickly to the Authorize.Net payment gateway. The integration center consists of decision making criteria, application programming interface (API) documentation, sample code, automated tools for troubleshooting, frequently asked questions (FAQs) and more.
•	Lightbridge announced a partnership with AmbironTrustWave, a leading provider of information security and compliance management solutions, to offer Payment Card Industry (PCI) Data Security Standard compliance services to Authorize.Net’s 124,000 merchants. The PCI Data Security Standard was launched in late 2004 to unify industry security requirements for storing, processing and transmitting cardholder data. The partnership provides our merchants with a suite of tools for validation of PCI compliance requirements.
Authorize.Net Metrics
•	Added over 14,000 new merchants in the second quarter of 2005 with net new additions totaling over 6,400

Lightbridge Announces Second Quarter 2005 Financial Results — Page 3
•	124,000 active merchants using Authorize.Net as of June 30, 2005, up 21% over the prior year

•	Number of transactions increased to a record 58.6 million, a 26% growth over the comparable quarter last year

•	Processed a record $5.6 billion of merchant transactions in the second quarter, up 41% year over year
Cash and Short-Term Investments
At June 30, 2005, Lightbridge’s cash and short-term investment position was $71.8 million, compared to $52.2 million at December 31, 2004. This includes funds due to merchants of $6.4 million compared to $5.6 million at December 31, 2004.
Company Performance versus Previous Guidance — Second Quarter 2005
Lightbridge’s revenue from continuing operations of $26.6 million was above the Company’s previously issued guidance of $24.5 to $26.5 million for the second quarter of 2005. The Company’s guidance included revenue expectations for Authorize.Net of $10.1 to $10.6 million, with actual results reported at $10.7 million.
Lightbridge’s earnings per share from continuing operations of $0.08 for the second quarter of 2005 was better than its previously issued guidance range of ($0.05) to $0.01, due principally to higher revenue and lower than expected operating expenses.
Company Guidance — Third Quarter 2005
Lightbridge estimates total revenue will be in the range of $24.0 to $25.5 million, with Authorize.Net expected to contribute in the range of $10.5 to $11.0 million. Earnings per share is expected to be between $0.01 and $0.06. The Company’s guidance is as of the date of this release.
Conference Call Information
Lightbridge will conduct a conference call today, Wednesday, July 27, 2005 at 5:00 pm (ET) to discuss the information contained in this news release. Investors wishing to listen to a webcast of the conference call should link to the “Investor Relations” section of www.lightbridge.com at least 15 minutes prior to the broadcast and follow the instructions provided to assure the necessary audio applications are downloaded and installed. The call will be available online at the Company’s website for one week. The call can also be accessed live over the phone by dialing 888-802-8576 or for international callers by dialing 973-935-8515. The replay will be available one hour after the call and can be accessed by dialing

Lightbridge Announces Second Quarter 2005 Financial Results — Page 4
877-519-4471 or for international callers by dialing 973-341-3080. The passcode number is 6248649. The replay will be available until August 10, 2005.
About Lightbridge
Lightbridge, Inc. (NASDAQ:LTBG) is a leading e-commerce, analytics and decisioning company that businesses trust to manage customer transactions. Lightbridge adds value to fraud screening, credit qualification, and payment authorization. Lightbridge solutions leverage intelligent automated systems and human expertise, delivered primarily through the efficiencies and cost savings of an outsourced business model. Businesses use Lightbridge to make smarter decisions, deliver better services, provide secure payments, reduce costs and enhance the lifetime value of their customers. For more information, visit www.lightbridge.com.
###
Contacts:
Lynn Ricci
Director, Investor & Media Relations
Lightbridge, Inc.
781/359-4854
lricci@lightbridge.com
Note to Editors: LIGHTBRIDGE, FRAUD CENTURION and AUTHORIZE.NET are registered trademarks and the Lightbridge logo and RMS are trademarks of Lightbridge, Inc. All other trademarks and registered trademarks are the properties of their respective owners.
Forward-looking Statements
Certain statements in this news release that are not historical facts, including, without limitation, those relating to the growth opportunities for the Company, the Company’s position to accelerate growth for Authorize.Net, the Company’s efforts, objectives, goals, plans and strategies for the future including, without limitation, the Company’s efforts to increase productivity and contain costs, and the Company’s plans to execute on its growth strategy and deliver shareholder value, and the third quarter of 2005 financial guidance are forward-looking statements that involve risks and uncertainties. Such statements are based upon the current beliefs and expectations of the management of the Company. Actual results may vary materially from those contained in forward-looking statements based on a number of factors including, without limitation, (i) dependence on a limited number of clients, (ii) the Company’s revenue concentration in the wireless telecommunications business and the declining subscriber growth rate in that business, (iii) continuing rapid change in the telecommunications industry, payment processing industry, and other markets in which the Company does business that may affect both the Company and its clients, (iv) current and future economic conditions generally and particularly in the telecommunications and payment processing industry, (v) uncertainties about the Company’s ability to execute on, and about the impact on the Company’s business and operations of, its objectives, plans or strategies as a result of potential technological, market or competitive factors, or the acquisition of Authorize.Net, (vi) the impact of restructuring and other charges on the Company’s business and operations, (vii) integration, employee retention, recognition of cost and other benefits and revenue synergies, and other risks associated with acquisitions including the acquisition of Authorize.Net, (viii) the industry risks associated with Authorize.Net’s business and operations including, without limitation, illegal or improper uses of Authorize.Net’s payment system, unauthorized intrusions and attacks on Authorize.Net’s payment system that may impair the operation of its payment systems, changes in or failures to comply with credit card association rules, governmental regulation and the application of existing laws to Authorize.Net’s business and dependence on relationships with third party payment processors, (ix) potential state, federal and international regulation of voice conferencing and related compliance and operating costs, regulatory assessments and potential suspensions of service pending compliance with such regulation, (x) the impact of the divestiture of the Company’s INS business on its business and operations, and (xi) the factors disclosed in the Company’s filings with the U.S. Securities and Exchange Commission including, without limitation, its 2004 Annual Report on Form 10-K and most recent Quarterly Report on Form 10-Q. The Company undertakes no obligation to update any forward-looking statements.

Lightbridge Announces Second Quarter 2005 Financial Results — Page 5
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement
(in thousands, except per share data)
Restated for discontinued operations

	Quarter Ended
	June 30, 2005	March 31, 2005	June 30, 2004
Revenues	$26,564	$27,173	$32,126
Cost of revenues	12,529	13,811	15,365

Gross profit	14,035	13,362	16,761

Operating expenses:
Engineering and development costs	3,495	4,393	5,527
Sales and marketing	4,429	4,554	5,533
General and administrative	4,152	3,547	4,045
Restructuring costs	(8)	859	4

Total operating expenses	12,068	13,353	15,109
Income from operations	1,967	9	1,652

Other income, net	328	262	143

Income from continuing operations before provision for income taxes	2,295	271	1,795
Provision for income taxes	34	70	697

Income from continuing operations	2,261	201	1,098

Discontinued operations, net of income taxes:
Gain on sale of INS assets	12,689	—	—
Discontinued operations	670	(893)	(525)

Total discontinued operations, net of income taxes	13,359	(893)	(525)
Net income (loss)	$15,620	$(692)	$573

Net income (loss) per common share (basic):
From continuing operations	$0.09	$0.01	$0.04
From discontinued operations	0.50	(0.04)	(0.02)

Net income (loss) per common share (basic):	$0.59	$(0.03)	$0.02

Net income (loss) per common share (diluted):
From continuing operations	$0.08	$0.01	$0.04
From discontinued operations	0.50	(0.04)	(0.02)

Net income (loss) per common share (diluted):	$0.58	$(0.03)	$0.02

Basic weighted average shares	26,623	26,562	26,639

Diluted weighted average shares	27,014	26,919	26,678

Lightbridge Announces Second Quarter 2005 Financial Results — Page 6
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Income Statement
(in thousands, except per share data)
Restated for discontinued operations

	6 Months Ended
	June 30, 2005	June 30, 2004
Revenues	$53,737	$55,934
Cost of revenues	26,340	28,756

Gross profit	27,397	27,178

Operating expenses:
Engineering and development costs	7,888	10,504
Sales and marketing	8,983	8,268
General and administrative	7,699	7,397
Restructuring costs	851	489
Purchased in-process research and development	—	679

Total operating expenses	25,421	27,337
Income (loss) from operations	1,976	(159)

Other income, net	590	300

Income from continuing operations before provision for income taxes	2,566	141
Provision for (benefit from) income taxes	104	(50)

Income from continuing operations	2,462	191

Discontinued operations, net of income taxes:
Gain on sale of INS assets	12,689	—
Discontinued operations	(223)	(359)

Total discontinued operations, net of income taxes	12,466	(359)
Net income (loss)	$14,928	$(168)

Net income (loss) per common share (basic):
From continuing operations	$0.09	$0.01
From discontinued operations	0.47	(0.02)

Net income (loss) per common share (basic):	$0.56	$(0.01)

Net income (loss) per common share (diluted):
From continuing operations	$0.09	$0.01
From discontinued operations	0.46	(0.02)

Net income (loss) per common share (diluted):	$0.55	$(0.01)

Basic weighted average shares	26,592	26,794

Diluted weighted average shares	26,963	26,918

Lightbridge Announces Second Quarter 2005 Financial Results — Page 7
Lightbridge, Inc. and Subsidiaries
Unaudited Segment Financial Information
(in thousands, except percentage amounts)
Restated for discontinued operations

	Quarter Ended
	June 30, 2005	March 31, 2005	June 30, 2004
Revenues:
TDS	$15,817	$17,073	$23,606
Payment Processing	10,747	10,100	8,138
Instant Conferencing	—	—	382

Total revenues	$26,564	$27,173	$32,126

Gross Profit (Loss):
TDS	$6,078	$5,872	$10,434
Payment Processing	8,470	7,805	5,945
Instant Conferencing	(513)	(315)	382

Total gross profit	$14,035	$13,362	$16,761

Gross Profit %:
TDS	38.4%	34.4%	44.2%
Payment Processing	78.8%	77.3%	73.1%
Instant Conferencing	—	—	100.0%

Total gross profit %	52.8%	49.2%	52.2%

Operating Income (Loss):
TDS	$3,204	$2,475	$4,867
Payment Processing	2,453	2,097	1,341
Instant Conferencing	(500)	(887)	(830)

Sub-total — Reportable segments	5,157	3,685	5,378
Reconciling items (1)	(3,190)	(3,676)	(3,726)

Consolidated total	$1,967	$9	$1,652

(1) — Reconciling items from segment operating income to consolidated operating loss include the following:

	Quarter Ended
	June 30, 2005	March 31, 2005	June 30, 2004
Restructuring costs	$8	$(859)	$(4)
Unallocated corporate and centralized marketing, general and administrative expenses	(3,198)	(2,817)	(3,722)

Total	$(3,190)	$(3,676)	$(3,726)

Lightbridge Announces Second Quarter 2005 Financial Results — Page 8
Lightbridge, Inc. and Subsidiaries
Unaudited Segment Financial Information
(in thousands, except percentage amounts)
Restated for discontinued operations

	6 Months Ended
	June 30, 2005	June 30, 2004
Revenues:
TDS	$32,890	$47,414
Payment Processing	20,847	8,138
Instant Conferencing	—	382

Total revenues	$53,737	$55,934

Gross Profit (Loss):
TDS	$11,950	$20,867
Payment Processing	16,275	5,945
Instant Conferencing	(828)	366

Total gross profit	$27,397	$27,178

Gross Profit (Loss) %:
TDS	36.3%	44.0%
Payment Processing	78.1%	73.1%
Instant Conferencing	—	95.8%

Total gross profit %	51.0%	48.6%

Operating Income (Loss):
TDS	$5,679	$8,903
Payment Processing	4,550	662
Instant Conferencing	(1,387)	(1,902)

Sub-total — Reportable segments	8,842	7,663
Reconciling items (1)	(6,866)	(7,822)

Consolidated total	$1,976	$(159)

(1) — Reconciling items from segment operating income to consolidated operating loss include the following:

	6 Months Ended
	June 30, 2005	June 30, 2004
Restructuring costs	$(851)	$(489)
Unallocated corporate and centralized marketing, general and administrative expenses	(6,015)	(7,333)

Total	$(6,866)	$(7,822)

Lightbridge Announces Second Quarter 2005 Financial Results — Page 9
Lightbridge, Inc. and Subsidiaries
Unaudited, Condensed, Consolidated Balance Sheets
(in thousands)
Restated for discontinued operations

	June 30, 2005	December 31, 2004
Assets
Current assets:
Cash and cash equivalents	$64,302	$39,036
Short-term investments	5,295	12,589
Restricted cash	2,200	600

Total cash and short term investments	71,797	52,225
Accounts receivable, net	13,206	14,368
Other current assets	1,834	2,214
Current assets of discontinued operations	5,313	5,490

Total current assets	92,150	74,297
Property and equipment, net	14,117	16,293
Other assets, net	154	268
Goodwill	57,628	57,628
Intangible assets, net	19,831	21,247
Non-current assets of discontinued operations	300	753

Total assets	$184,180	$170,486

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable and accrued liabilities	$12,676	$13,386
Deferred rent obligation	1,816	1,592
Deferred revenues	2,825	2,331
Funds due to merchants	6,440	5,558
Reserve for restructuring	1,117	2,479
Current liabilities of discontinued operations	2,562	5,354

Total current liabilities	27,436	30,700
Deferred rent, less current portion	2,350	2,709
Long-term liabilities	950	149
Non-current liabilities of discontinued operations	766	—

Total liabilities	31,502	33,558

Commitments and contingencies
Stockholders’ equity:
Common stock	301	300
Additional paid-in capital	168,267	167,465
Warrants	—	206
Currency translation	41	(184)
Retained earnings	4,856	(10,072)

Total	173,465	157,715
Less: treasury stock, at cost	(20,787)	(20,787)

Total stockholders’ equity	152,678	136,928

Total liabilities and stockholders’ equity	$184,180	$170,486